                          STOCK OPTION PLEDGE AGREEMENT

          THIS AGREEMENT is made and entered into as of the 20th day of April, 1993, by and between Honeywell Inc., a Delaware corporation ("Honeywell"), and the Honeywell Foundation (the "Foundation"), a Minnesota corporation which has been qualified as a tax-exempt charitable corporation under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code") and has been determined to be a private foundation within the meaning of Section 509(a) of the Code.

          WITNESSETH:

          WHEREAS, Honeywell desires to make contributions to charitable organizations established under Section 501(c)(3) of the Code to facilitate the aims and purposes of same; and

          WHEREAS, the Foundation is engaged in the business of sponsoring or supporting non-profit activities and programs, which includes contributing to unrelated charitable organizations which are also engaged in non-profit activities and programs; and

          WHEREAS, to facilitate the charitable objectives of Honeywell and the Foundation, Honeywell has determined that it would be appropriate to pledge an option to purchase shares of its common stock ("Honeywell Common Stock") to the Foundation for the purpose of assisting the Foundation in making charitable contributions in furtherance of charitable objectives;

          NOW, THEREFORE, in consideration of the foregoing, the parties hereto, intending to be legally bound, hereby agree as follows:

               1. PLEDGE OF OPTION. For no consideration, Honeywell hereby pledges to the Foundation an option (the "Option") to purchase two million (2,000,000) shares (each herein a "Share") of Honeywell Common Stock, subject to adjustment as set forth below, on the terms and conditions hereinafter set forth.

               2. EXERCISE OF OPTION; TRANSFERABILITY. The Option shall be exercisable in whole or in part, at any time, and from time to time during the term thereof, by the Foundation, PROVIDED that any such exercise does not constitute an act of "self dealing" within the meaning of Section 4941 of the Code. Irrespective of whether or not the Foundation is able to exercise the Option without engaging in an act of "self-dealing", the Foundation shall have the right, upon thirty
     (30) days written notice to Honeywell, to transfer all or a portion of the Option, with or without consideration, to one or more organizations, unrelated to either the Foundation or Honeywell, which are qualified as public charities under Section 501(c)(3) of the Code (each such organization being herein referred to as the "Optionee"). Any such transfer shall be evidenced by an agreement substantially in the form of Exhibit A attached hereto. The Optionee shall have the right to exercise the Option or portion thereof transferred, in whole but not in part. The Optionee shall have no right to transfer the Option or such portion without the prior written consent of Honeywell.

               3. TERM. The term of the Option shall be for a period not to exceed five (5) years, commencing as of April 20, 1993 and expiring on the earlier of (x) the date on which all Shares subject thereto have been purchased, or (y) April 20, 1998.

               4. METHOD OF EXERCISE. At least five (5) days prior to the date on which the Option or any portion thereof transferred to any Optionee is to be exercised, the Foundation or such Optionee, as the case may be, shall deliver to Honeywell written notice of its election to exercise the Option or such portion, specifying the date and time for the purchase of the Shares represented by same. The date specified in such notice shall be a business day, and the time specified shall be during the regular business hours of Honeywell.

               5. EXERCISE PRICE. The purchase price for each Share subject to the Option shall be Thirty Tbree Dollars ($33.00), which amount represents the average of the high and low sale prices of Honeywell Common Stock on April 20,1993 as quoted on the New York Stock Exchange. The per Share purchase price shall be subject to adjustment as set forth in paragraph 7 hereinbelow.

               6. PAYMENT AND DELIVERY OF SHARES. The Foundation or the Optionee, as the case may be, shall, at the date and time specified in the notice referred to in paragraph 4 hereinabove, deliver a bank cashier's or treasurer's check or checks payable in New York Clearing House funds in the amount of the aggregate purchase price for the Shares being purchased. Arrangements may also be made for payment by wire transfer. The aggregate purchase price shall be determined by multiplying the per Share purchase price set forth in paragraph 5 hereinabove by the number of Shares being purchased, after giving effect to any adjustments required pursuant to paragraph 7 hereinbelow. Such delivery shall be made to Honeywell at its principal office in Minneapolis, Minnesota, and such check or checks, or wire instructions shall be drawn to the order of Honeywell. Contemporaneously with payment of the aggregate purchase price, Honeywell shall deliver to the Foundation or any Optionee, as the case may be, duly endorsed and in proper form for transfer, certificates representing the Shares of being purchased.

          The Foundation understands that the Option has not been registered under the Securities Act of 1933, as amended (the "Act"). Honeywell hereby undertakes to use its best efforts to register the Shares under the Act.
     In connection with the registration of the Option and/or Shares under the Act for purposes of resales by the Foundation, the Foundation agrees to cooperate with Honeywell, including, but not limited to, providing Honeywell with all the necessary information regarding the Foundation which may be required to be disclosed in the Registration Statement or the Prospectus relating to the Option and/or Shares.

          If the Shares being purchased at any particular time have not been registered under the Securities Act of 1933, as amended, then each certificate representing the Shares being purchased shall bear the following legend:

                    "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and such shares may not be sold except pursuant to an effective registration statement or an available exemption from registration."

               7. ADJUSTMENT OF OPTION SHARES. In the event of any merger, reorganization, consolidation, recapitalization, separation, spin-off, liquidation, stock dividend, split-up, share combination or other change in the corporate or capital structure of Honeywell affecting Honeywell Common Stock, such adjustment shall be made in the number and class of Shares which may be delivered upon exercise of the Option or any portion thereof, and in the number and class of and/or price of Shares subject to the Option, as may be determined to be appropriate and equitable by Honeywell in its sole discretion, to prevent dilution or enlargement of rights; provided that the number of Shares subject to the Option shall always be a whole number. Notwithstanding the foregoing, in the event any merger or consolidation is effected through the payment of cash for Honeywell Common Stock, then upon exercise of the Option or any portion thereof, the Foundation or any Optionee, as the case may be, shall be entitled to receive the cash equivalent for the Shares subject to the Option or such portion, determined based on the value of Honeywell Common Stock at the time of such merger or consolidation, less the amount of the aggregate exercise price of the Option or such portion.

               8. REPRESENTATIONS BY HONEYWELL. Honeywell hereby makes the following representations to the Foundation:

                    (a) Honeywell has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

                    (b) On the date of delivery of the Shares to the Foundation or any Optionee, the Shares will be free and clear of all claims and encumbrances and the Foundation or such Optionee, as the case may be, shall receive good and marketable title to the Shares, subject to any transfer restrictions which may be applicable under federal or state securities laws.

                    (c) Honeywell is a Delaware corporation in good standing under the laws of the State of Delaware as of the date hereof and will be at the closing of each purchase of Shares upon exercise of the Option.

               9. REPRESENTATIONS BY THE FOUNDATION. The Foundation hereby makes the following representations to Honeywell:

                    (a) The Foundation has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

                    (b) The Foundation is acquiring the Option, and, to the extent it is able to exercise the Option pursuant to the terms hereof, will acquire the Shares issued upon exercise of the Option, for its own account and not with a view to any resale or distribution thereof in violation of applicable securities laws, and will not sell the Option or any portion thereof or any Shares unless the Option or Shares are registered under the Securities Act of 1933, as amended, or an exemption from registration is available.

                    (c) The Foundation is a corporation which has been qualified as a tax-exempt charitable corporation under Section 501(c)(3) of the Code and has been determined to be a private foundation within the meaning of Section 509(a) of the Code.

          10. DIVIDENDS; VOTING RIGHTS. Subject to paragraph 7 hereinabove, all dividends declared upon Shares subject to the Option or any unexercised portion thereof shall belong to Honeywell absolutely. Further, neither the Foundation nor any Optionee shall have any voting rights or other rights of a shareholder with respect to the Shares subject to the unexercised Option or any unexercised portion thereof.

          11. BINDING EFFECT. This Agreement shall be binding upon the parties, their heirs, legal representatives, successors and assigns.

          12. NON-WAIVER. No delay or failure by either party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

          13. FURTHER ASSURANCES. Honeywell and the Foundation will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby including, but not limited to, such documents and instruments which may be related to any transfer of all or a portion of the Option to any Optionee.

          14. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

          15. NOTICES. All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given if so given) if delivered in person, by facsimile, telegraph or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

                                   IF TO HONEYWELL:

                                   Honeywell Inc.
                                   Honeywell Plaza
                                   MN12-8251
                                   Minneapolis,   Minnesota   55408
                                   Attention:  Warren E. Simpson, Esq.
                                               Office of General Counsel

                                   IF TO THE FOUNDATION:

                                   Honeywell Foundation
                                   Honeywell Plaza
                                   MN12-5202
                                   Minneapolis, Minnesota 55408
                                   Attention: Ronald K. Speed, Vice President
                                              Corporate Public Affairs

     or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of changes of address shall only be effective upon receipt.

          16. AMENDMENTS. This Agreement may not be amended or altered, in whole or in part, unless pursuant to a written instrument signed by both parties hereto.

          17. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Minnesota, without giving effect to the choice of law doctrine thereof.

          18. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


          IN WITNESS WHEREOF the parties have signed this Agreement as of the date first above written.

     HONEYWELL INC.                               HONEYWELL FOUNDATION
     By: /s/ David W. Devonshire                  By: /s/ Ronald K. Speed
        --------------------------                    --------------------------
          David W. Devonshire                          Ronald K. Speed
     Its: Vice President, Finance                 Its: Vice President,
         -------------------------                     -------------------------
                                                       Corporate Public Affairs

                                    EXHIBIT A


                         STOCK OPTION TRANSFER AGREEMENT


          THIS AGREEMENT is made and entered into as of______________, 199__ by and between Honeywell Inc., a Delaware corporation ("Honeywell"), the Honeywell Foundation (the "Foundation"), a corporation which has been qualified as a tax-exempt charitable corporation under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code") and has been determined to be a private foundation within the meaning of Section 509(a) of the Code, and _______________________ (the "Optionee"), a ______________
     corporation qualified as a tax-exempt charitable corporation under Section 501(c)(3) of the Code.

          WITNESSETH:

          WHEREAS, Honeywell and the Foundation have entered into that certain Stock Option Pledge Agreement dated as of April 20, 1993 (the "Pledge Agreement"), pursuant to which Honeywell has pledged to the Foundation an option (the "Option") to purchase shares (each herein a "Share") of its common stock ("Honeywell Common Stock"); and

          WHEREAS, pursuant to the Pledge Agreement, the Foundation is permitted, at any time, and from time to time, to transfer all or a portion of the Option, to one or more organizations unrelated to the Foundation or Honeywell, which are qualified as public charities under Section 501(c)(3) of the Code; and

          WHEREAS, the Foundation desires to transfer to the Optionee [all] [a portion of the Option], and has requested Honeywell to enter into this Agreement to effectuate such transfer;

          NOW, THEREFORE, in consideration of the foregoing and the terms and conditions set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

          1. OPTION. The Foundation hereby transfers to the Optionee, all of its right, title and interest in and to [all] [a portion] of the Option (such transferred Option or portion thereof of being hereinafter referred to as the "Transferred Option") which represents the right to purchase____________ Shares at a purchase price of Thirty-Three Dollars ($33.00) per Share.
          [Recite consideration to be paid to the Foundation, if any.]

          2. TERM. The Transferred Option may be exercised in whole, but not in part, at any time on or before April 20, 1998.

          3. METHOD OF EXERCISE. At least five (5) days prior to the date on which the Transferred Option is to be exercised, the Optionee shall deliver to Honeywell written notice of its election to exercise the Transferred Option specifying the date and time for the purchase of the Shares represented by same. The date specified in such notice shall be a business day, and the time specified shall be during the regular business hours of Honeywell.

          4. PAYMENT AND DELIVERY OF SHARES. The Optionee shall, at the date and time specified in the notice referred to in paragraph 3 hereinabove, deliver a bank cashier's or treasurer's check or checks payable in New
     York Clearing House funds in the amount of the aggregate purchase price for the Shares being purchased. Arrangements may also be made for payment by wire transfer. The aggregate purchase price shall be determined by multiplying the per Share purchase price set forth in paragraph 1 hereinabove, by the number of Shares subject to the Transferred Option, after giving effect to any adjustments determined pursuant to paragraph 5 hereinbelow. Such delivery shall be made to Honeywell at its principal office in Minneapolis, Minnesota, and such check or checks, or wire instructions shall be drawn to the order of Honeywell. Contemporaneously with such payments, Honeywell shall deliver to the Optionee, duly endorsed and in proper form for transfer, certificates representing the Shares being purchased.

          Honeywell shall advise the Optionee as to whether the Shares have been registered under the Securities Act of 1933, as amended (the "Act"). In connection with the registration of the Shares under the Act, the Optionee agrees to cooperate with Honeywell and the Foundation, including, but not limited to, providing Honeywell and the Foundation with all the necessary information regarding the Optionee which may be required to be disclosed in the Registration Statement or the Prospectus relating to the Shares.

          If the Shares being purchased at any particular time have not been registered under the Securities Act of 1933, as amended, then each certificate representing the Shares being purchased shall bear the following legend:

               "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and such shares may not be sold except pursuant to an effective registration statement or an available exemption from registration."

          5. ADJUSTMENT OF OPTION SHARES. In the event of any merger, reorganization, consolidation, recapitalization, separation, spin-off, liquidation, stock dividend, split-up, share combination or other change in the corporate or capital structure of Honeywell affecting Honeywell Common Stock, such adjustment shall be made in the number and class of Shares which may be delivered upon exercise of the Transferred Option, and in the number and class of and/or price of Shares subject to the Transferred Option, as may be determined to be appropriate and equitable by Honeywell in its sole discretion, to prevent dilution or enlargement of rights; provided that the number of Shares subject to the Transferred Option, shall always be a whole number. Notwithstanding the foregoing, in the event any merger or consolidation is effected through the payment of cash for Honeywell Common Stock, then upon exercise of the Transferred Option the Optionee shall be entitled to receive the cash equivalent for the Shares subject to the Transferred Option, determined based on the value of Honeywell Common Stock at the time of such merger or consolidation, less the amount of the aggregate exercise price for the Transferred Option.

          6. REPRESENTATIONS BY HONEYWELL. Honeywell hereby makes the following representations to the Foundation and the Optionee:

               (a) Honeywell has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

               (b) On the date of delivery of the Shares to the Optionee, the Shares will be free and clear of all claims and encumbrances and the Optionee shall receive good and marketable title to the Shares, subject to any transfer restrictions which may be applicable under federal or state securities laws.

               (c) Honeywell is a Delaware corporation in good standing under the laws of the State of Delaware as of the date hereof and will be at the time of the purchase of Shares upon exercise of the Option.

          7. REPRESENTATIONS BY THE OPTIONEE. The Optionee hereby makes the following representations to the Foundation and Honeywell:

               (a) The Optionee has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

               (b) The Optionee is an "accredited investor" as such term is defined in Section 501 of Regulation D promulgated under the Act. The Optionee is acquiring the Transferred Option, and, upon exercise of the Transferred Option pursuant to the terms hereof, will acquire the Shares issued upon exercise of the Transferred Option, for its own account and not with a view to any resale or distribution thereof in violation of applicable securities laws, and will not sell any Shares unless the Shares are registered under the Securities Act of 1933, as amended, or an exemption from registration is available.

               (c) The Optionee is a ______________ corporation qualified as a tax-exempt charitable corporation qualified as a public charity under
     Section 501(c)(3) of the Code and is not related to either the Foundation or Honeywell.

          8. REPRESENTATIONS BY THE FOUNDATION. The Foundation hereby makes the following representations to the Optionee:

               (a) The Foundation has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

               (b) The Transferred Option shall be transferred free and clear of all claims and encumbrances on the date of the delivery thereof to the Optionee and the Optionee shall receive good and marketable title to the Shares subject to any transfer restrictions which may be applicable under federal or state securities laws.

               (c) The Foundation is a corporation qualified as a tax-exempt charitable corporation under Section 501(c)(3) of the Code and has been determined to be a private foundation within the meaning of Section 509(a) of the Code.

          9. DIVIDENDS: VOTING RIGHTS. Subject to paragraph 5 hereinabove, all dividends declared upon the Shares subject to the Transferred Option prior to the date the Transferred Option is exercised shall belong to Honeywell absolutely. Further, until such time as the Optionee exercises the Transferred Option and the Shares are delivered pursuant to the terms of this Agreement, Optionee shall have no voting rights or other rights of a shareholder with respect to the Shares subject to the unexercised Transferred Option.

         10. BINDING EFFECT. This Agreement shall be binding upon the parties, their heirs, legal representatives, and permitted successors and assigns.

         11. NON-ASSIGNABILITY. This Agreement may not be assigned by the Optionee without the prior written consent of Honeywell and the Foundation.

         12. NON-WAIVER. No delay or failure by any party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

         13. FURTHER ASSURANCES. Honeywell, the Foundation and the Optionee will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby, including, but not limited to, such documents and instruments which may be related to any transfer of the Shares to or by the Optionee.

         14. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         15. NOTICES. All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given if so given) if delivered in person, by facsimile, telegraph or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

                                   IF TO HONEYWELL:

                                   Honeywell Inc.
                                   Honeywell Plaza
                                   MN12-8251
                                   Minneapolis, Minnesota 55408
                                   Attention:   Warren E. Simpson, Esq.
                                                Office of General Counsel

                                   IF TO THE FOUNDATION:

                                   Honeywell Foundation
                                   Honeywell Plaza
                                   MN12-5202
                                   Minneapolis, Minnesota 55408
                                   Attention:   Ronald K. Speed, Vice President
                                                Corporate Public Affairs

                                   IF TO THE OPTIONEE:


                                   [                       ]
                                   [                       ]
                                   [                       ]

     or to such other address as any party may have furnished to the other, in writing in accordance herewith, except that notices of changes of address shall only be effective upon receipt.

         16. AMENDMENTS. This Agreement may not be amended or altered, in whole or in part, unless pursuant to a written instrument signed by all the parties to this Agreement.

         17. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Minnesota, without giving effect to the choice of law doctrine thereof.

         18. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

                                   [OPTIONEE]


                                   By: ______________________________

                                   Its: _____________________________


                                   HONEYWELL INC


                                   By: ______________________________

                                   Its: _____________________________


                                   HONEYWELL FOUNDATION


                                   By: ______________________________

                                   Its: _____________________________